Exhibit 23.5

                         Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4 No. _____) of Qwest Communications International Inc. and to the incorporation by reference therein of our report dated February 14, 1998, with respect to the financial statements of Frontier Media Group, Inc. included in Amendment No. 1 to the Registration Statement of Qwest Communications International Inc. (Form S-4 No. 333-65095) dated December 10, 1998, filed with the Securities and Exchange Commission.


ERNST & YOUNG LLP
Philadelphia, Pennsylvania
February 24, 1999








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